Exhibit 31.4

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO RULE 13a-14(a) UNDER

THE SECURITIES EXCHANGE ACT OF 1934

I, Heather Raines, certify that:

1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K for the year ended December 31, 2023 of Provectus Biopharmaceuticals, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2024	By:	/s/ Heather Raines
Heather Raines
Chief Financial Officer (principal financial officer)